Exhibit 99.2

Everbridge Announces Proposed $100 Million Convertible Notes Offering

BURLINGTON, Mass., November 14, 2017 – Everbridge, Inc. (Nasdaq: EVBG) announced today an underwritten offering, subject to market and other conditions, of $100.0 million aggregate principal amount of convertible senior notes due 2022 (the Notes). Everbridge also expects to grant the underwriters a 30-day option to purchase up to an additional $15.0 million aggregate principal amount of Notes, solely to cover over-allotments.

The Notes will be convertible into cash, shares of Everbridge’s common stock or a combination of cash and shares, at Everbridge’s election. The interest rate, initial conversion rate and other terms of the Notes will be determined at the time of the pricing of the offering. In connection with the offering of the Notes, Everbridge expects to enter into one or more privately negotiated capped call transactions with the underwriters, and/or their respective affiliates or other financial institutions (the option counterparties). The capped call transactions are expected generally to reduce potential dilution to our common stock (the Shares) upon any conversion of Notes and/or offset any cash payments Everbridge is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. If the underwriters exercise their over-allotment option, Everbridge expects to enter into additional capped call transactions with the option counterparties.

Everbridge intends to use a portion of the net proceeds from the offering of the Notes to pay the cost of the capped call transactions, and the remainder of the net proceeds for working capital and other general corporate purposes. Everbridge may also use a portion of the proceeds for continued geographic expansion, as well as for acquisitions or strategic investments in complementary businesses or technologies, although it does not currently have any plans for any such acquisitions, investments or expansion.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to the Shares concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Shares or the Notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Shares and/or purchasing or selling the Shares or other securities of Everbridge in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Shares or the Notes, which could affect the ability of holders to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of Shares and value of the consideration that holders will receive upon conversion of the Notes.

Concurrently with the offering of the Notes, a selling stockholder expects to offer 650,000 Shares for resale in a separate underwritten offering. The selling stockholder also expects to grant the underwriters a 30-day option to purchase up to an additional 97,500 Shares. Everbridge will not receive any of the proceeds from the sale of the Shares. The closing of the offering of the Shares is not conditioned upon the closing of the offering of the Notes, and the closing of the offering of the Notes is not conditioned upon the closing of the offering of the Shares.

BofA Merrill Lynch and Credit Suisse are acting as joint book-running managers for each of the offerings. Stifel, KeyBanc Capital Markets, Canaccord Genuity, Needham & Company, Northland Capital Markets, Raymond James and William Blair are acting as co-managers.

The offering of the Notes and of the Shares have each been registered under the Securities Act of 1933, as amended. For additional information relating to the offerings, Everbridge refers you to its Registration Statement on Form S-3, which it filed with the Securities and Exchange Commission (the SEC) on October 2, 2017 and which became effective on October 13, 2017. Preliminary prospectus supplements and accompanying prospectuses relating to the offerings will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplements and the accompanying prospectuses relating to the offerings may also be obtained, when available, from BofA Merrill Lynch NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, or by email at dg.prospectus_requests@baml.com; or from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, by telephone at 1-800-221-1037, or by email at newyork.prospectus@credit-suisse.com

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes, the Shares or any other securities, and will not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The offering of these securities will be made only by means of the prospectus supplements and the accompanying prospectuses.

About Everbridge

Everbridge, Inc. is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to keep people safe and businesses running faster. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events such as IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, over 3,500 global customers rely on the company’s SaaS-based platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes, and track progress on executing response plans. The company’s platform sent over 1.1 billion messages in the first nine months of 2017, and offers the ability to reach more than 200 countries and territories with secure delivery to over 100 different communication devices. The company’s critical communications and enterprise safety applications include Mass Notification, Incident Management, Safety Connection™, IT Alerting, Visual Command Center, Crisis Commander, Community Engagement™ and Secure Messaging. Everbridge serves 8 of the 10 largest U.S. cities, 8 of the 10 largest U.S.-based investment banks, all four of the largest global accounting firms, 25 of the 25 busiest North American airports, six of the 10 largest global consulting firms, six of the 10 largest global auto makers, all four of the largest global accounting firms, four of the 10 largest U.S.-based health care providers and four of the 10 largest U.S.-based health insurers. Everbridge is based in Boston and Los Angeles with additional offices in San Francisco, Lansing, Orlando, Beijing, London and Stockholm.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the terms of the offerings of the Notes and of the Shares, the current market demand for these types of securities and the securities of Everbridge and statements regarding Everbridge’s intentions regarding the use of proceeds from the offerings. These forward-looking statements are based on the current expectations of the management of Everbridge as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause actual results of Everbridge to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include market risks, among others. These and other risks are discussed in Everbridge’s filings with the SEC, including, without limitation, Everbridge’s Annual Report on Form 10-K, filed with the SEC on March 23, 2017, its Quarterly Report on Form 10-Q, filed with the SEC on November 7, 2017, and its periodic reports on Form 8-K and Form 8-K/A, as well as the risks identified in the registration statement and the preliminary prospectus supplements relating to the offerings. Given these uncertainties, you should not place undue reliance on forward-looking statements, which speak only as of the date hereof. Everbridge is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:

Investors:

Garo Toomajanian

ICR

ir@everbridge.com

818-230-9712

Media:

Jeff Benanto

Everbridge

jeff.benanto@everbridge.com

781-373-9879